GRIFFON CORPORATION ANNOUNCES FOURTH QUARTER
OPERATING RESULTS AND 2007 FISCAL YEAR RESULTS

Jericho, New York, November 5, 2007 – Griffon Corporation (NYSE:GFF) today announced operating results for the fourth quarter and fiscal year ended September 30, 2007. Net sales for the fourth quarter were $396,200,000 compared to $482,834,000 for the fourth quarter of fiscal 2006. Pretax income for the quarter was $9,176,000 compared to $29,494,000 for last year's fourth quarter. Net income for the current quarter was $8,962,000 compared to $18,439,000 for the last quarter of 2006. Diluted earnings per share was $.29 for the fourth quarter of fiscal 2007 compared to $.60 in last year's fourth quarter.

The sales decrease in the fourth quarter was primarily attributable to the wind down of the electronic information and communication systems segment’s contract with Syracuse Research Corporation and the decline in revenue in the garage doors and installation services segments, caused by the weak residential housing market. Operating income for these three segments were similarly effected, although somewhat offset by improved operating results for the specialty plastic films segment.

Net sales for the fiscal year ended September 30, 2007 were $1,616,612,000 compared to $1,636,580,000 for fiscal 2006. Pretax income for fiscal 2007 was $31,632,000 compared to $78,698,000 last year. Net income for fiscal 2007 was $22,079,000 compared to last year’s earnings of $51,786,000. Diluted earnings per share was $.71 compared to $1.65 a year earlier.

For the year the decline in operating results was primarily caused by the impact of the weak residential housing market on the building products segments, partially offset by improved operating results in the electronic information and communication systems and specialty plastic films segments.

Cash generated from operations for the year was $65.7 million which funded capital expenditures of $30.3 million, the majority of which was for the specialty plastic films and garage doors segments. The company funded acquisitions of $17.4 million from the proceeds of long-term debt. The company also continued its stock buyback program, using approximately $4.4 million during the year to acquire approximately 208,000 shares of common stock.

Griffon Corporation -

●	is a leading manufacturer and marketer of residential, commercial and industrial garage doors sold to professional installing dealers and major home center retail chains;

●
installs and services specialty building products and systems, primarily garage doors, openers, fireplaces and cabinets, for new construction markets through a substantial network of operations located throughout the country;

●
is an international leader in the development and production of embossed and laminated specialty plastic films used in the baby diaper, feminine napkin, adult incontinent, surgical and patient care markets; and

●	develops and manufactures information and communication systems for government and commercial markets worldwide.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation statements regarding the company’s financial position, business strategy and the plans and objectives of the company’s management for future operations, are forward-looking statements. When used in this release, words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company’s management, as well as assumptions made by and information currently available to the company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, results of integrating acquired businesses into existing operations, competitive factors and pricing pressures for resin and steel, capacity and supply constraints. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

GRIFFON CORPORATION AND SUBSIDIARIES
OPERATING HIGHLIGHTS
(IN THOUSANDS)

PRELIMINARY
	For the Three Months Ended September 30,		For the Years Ended September 30,

	2007	2006	2007	2006

Net sales:
Garage Doors	$127,548	$145,990	$479,543	$549,701
Installation Services	68,898	88,502	275,614	338,731
Specialty Plastic Films	106,341	102,085	406,574	381,373
Electronic Information and Communication Systems	97,982	151,735	472,549	387,437
Intersegment eliminations	(4,569)	(5,478)	(17,668)	(20,662)
	$396,200	$482,834	$1,616,612	$1,636,580
Operating income (loss):
Garage Doors	$2,935	$13,640	$6,965	$41,171
Installation Services	(1,932)	3,021	(10,648)	9,238
Specialty Plastic Films	5,127	39	17,263	15,450
Electronic Information and Communication Systems	10,587	19,221	45,888	39,609
Segment operating income	16,717	35,921	59,468	105,468
Unallocated amounts	(4,742)	(4,099)	(17,725)	(18,058)
Interest and other, net	(2,799)	(2,328)	(10,111)	(8,712)
Income before income taxes	$9,176	$29,494	$31,632	$78,698

GRIFFON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

PRELIMINARY
	For the Three Months Ended September 30,
	2007	2006
Net sales	$396,200	$482,834
Cost of sales	299,096	368,780
Gross profit	97,104	114,054

Selling, general and administrative expenses	85,747	82,421
Income from operations	11,357	31,633

Other income (expense):
Interest expense	(3,291)	(2,777)
Interest income	492	449
Other, net	618	189
	(2,181)	(2,139)
Income before income taxes	9,176	29,494

Provision for income taxes:
Federal	377	10,008
State and foreign	(163)	1,047
	214	11,055

Net income	$8,962	$18,439

Basic earnings per share of common stock:	$.30	$.62

Diluted earnings per share of common stock:	$.29	$.60
Weighted average number of shares outstanding:
Basic	30,055,000	29,897,000
Diluted	30,475,000	30,983,000

GRIFFON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT FOR PER SHARE AMOUNTS)

PRELIMINARY
	For the Years Ended September 30,
	2007	2006
Net sales	$1,616,612	$1,636,580
Cost of sales	1,255,181	1,234,826
Gross profit	361,431	401,754

Selling, general and administrative expenses	322,653	316,696
Income from operations	38,778	85,058

Other income (expense):
Interest expense	(12,508)	(10,492)
Interest income	2,397	1,780
Other, net	2,965	2,352
	(7,146)	(6,360)
Income before income taxes	31,632	78,698

Provision for income taxes:
Federal	5,794	21,135
State and foreign	3,759	5,777
	9,553	26,912

Net income	$22,079	$51,786

Basic earnings per share of common stock:	$.74	$1.73

Diluted earnings per share of common stock:	$.71	$1.65
Weighted average number of shares outstanding:
Basic	29,983,000	29,968,000
Diluted	30,935,000	31,326,000

GRIFFON CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

PRELIMINARY
	SEPTEMBER 30,
	2007	2006
ASSETS

Current Assets:
Cash and cash equivalents	$44,747	$22,389
Accounts receivable, net	210,340	247,172
Contract costs and recognized income not yet billed	77,184	68,279
Inventories	161,775	165,089
Prepaid expenses and other current assets	50,889	42,075
Total current assets	544,935	545,004
Property, plant and equipment, at cost less depreciation and amortization	233,449	231,975
Goodwill	114,756	99,540
Intangible and other assets	66,718	51,695
	$959,858	$928,214

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Notes payable and current portion of long-term debt	$3,392	$8,092
Accounts payable	105,324	128,104
Accrued liabilities	79,001	81,672
Income taxes	14,153	18,431
Total current liabilities	201,870	236,299
Long-term debt:
Convertible subordinated notes	130,000	130,000
Other	99,438	79,228
Other liabilities and deferred credits	61,611	70,242
Shareholders' equity	466,939	412,445
	$959,858	$928,214

GRIFFON CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

PRELIMINARY
	For the Years Ended September 30,
	2007	2006

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$22,079	$51,786
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	42,014	35,100
Stock based compensation	2,412	1,711
Provision for losses on accounts receivable	2,955	1,792
Deferred income taxes	(5,708)	(4,012)
Change in assets and liabilities:
(Increase) decrease in accounts receivable and contract costs and recognized income not yet billed	31,933	(79,799)
(Increase) decrease in inventories	7,748	(15,624)
(Increase) decrease in prepaid expenses and other assets	(1,278)	722
Increase (decrease) in accounts payable, accrued liabilities and income taxes payable	(36,281)	25,090
Other changes, net	(213)	(482)
	43,582	(35,502)
Net cash provided by operating activities	65,661	16,284

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, plant and equipment	(30,321)	(42,107)
Acquired businesses	(17,418)	(1,304)
Increase in equipment lease deposits	(6,092)	(1,988)
Funds restricted for capital projects	(4,521)	-
Net cash used in investing activities	(58,352)	(45,399)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of shares for treasury	(4,355)	(19,811)
Proceeds from issuance of long-term debt	47,891	74,000
Payments of long-term debt	(27,650)	(69,892)
Decrease in short-term borrowings	(5,834)	(398)
Exercise of stock options	2,588	2,639
Tax benefit from exercise of stock options	1,346	4,136
Distributions to minority interest	-	(354)
Other, net	271	(179)
Net cash provided by (used in) financing activities	14,257	(9,859)

Effect of exchange rate changes on cash and cash equivalents	792	700

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	22,358	(38,274)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	22,389	60,663
CASH AND CASH EQUIVALENTS AT END OF YEAR	$44,747	$22,389